UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December26, 2012

Tribute Pharmaceuticals Canada Inc.
(Exact name of Registrant as specified in its charter)

Ontario, Canada	0-31198	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 Steeles Avenue East, Milton, Ontario, Canada	L9T 1Y1
(Address of principal executive offices)	(Zip code)

(519) 434-1540
(Registrant’s telephone number including area code)

Stellar Pharmaceuticals Inc.
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 1, 2013, Tribute Pharmaceuticals Canada Inc. (the “Company”) changed its name from Stellar Pharmaceuticals, Inc. to Tribute Pharmaceuticals Canada Inc. In addition, effective January 2, 2013, the Company’s quotation symbol on the OTC QB was changed from SLXCF to TBUFF. A copy of the Articles of Amalgamation changing the Company’s name to Tribute Pharmaceuticals Canada Inc. is attached hereto as Exhibit 3.1. A copy of the press release announcing the name change is attached hereto as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure

On or about December 26, 2012, the Company issued a letter to its shareholders.  This letter was dated December 24, 2012.  A copy of the letter is attached hereto as Exhibit 99.1.  A copy of the press release announcing the issuance of the letter to shareholders is attached hereto as Exhibit 99.2.

The information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description
3.1	Articles of Amalgamation, effective January 1, 2013
99.1	Letter to Shareholders, dated December 24, 2012
99.2	Press Release, dated January 2, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

Date: January 2, 2013	By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer

3